EXHIBIT 10.1


                                   ATMI, INC.

              NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PROGRAM
                          OF ATMI, INC. 1998 STOCK PLAN

                                 FIRST AMENDMENT



      WHEREAS, ATMI, INC. (the "Company") established the Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 1998 Stock Plan (the "Plan") by document effective as of January 1, 2001, and reserved the right to amend or modify the Plan; and

      WHEREAS, recent change to the tax laws, codified primarily at ss.409A oF the Internal Revenue Code (the "Code"), have made it necessary and desirable to amend the Plan in certain respects,

      NOW, THEREFORE, the Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 1998 Stock Plan is hereby amended as follows:

      I. SECTION 1.1, NAME AND PURPOSE, is hereby amended in its entirety to read as follows:

      ATMI, Inc. (the "Company"), a Delaware corporation, established the Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 1998 Stock Plan (the "Program") as of January 1, 2001. The purpose of the Program is to provide Awards under the 1998 Stock Plan of ATMI, Inc. to Non-Employee Directors of the Company as a vehicle to defer receipt of all retainers and meeting fees paid to Non-Employee Directors, and to permit such deferred amounts to be credited to Stock Accounts, established at the time of each deferral, equivalent to shares of the Company's Common Stock, at prices contemporaneous with each deferral date.

      This Program document is hereby amended to meet the requirements of ss.409A of the Internal Revenue Code (the "Code"). It is expressly understood that all amounts previously or hereafter deferred under the Program are and have been subject to Code ss.409A as of January 1, 2005. The Program is intended to meet the requirements of Code ss.409A, and shall be operated and interpreted consistent with that intent.

      II. SECTION 1.2, DEFINITIONS, is hereby amended by adding the following definitions thereto:

      (l) "Separation from Service" means a Separation from Service as defined for purposes of Code ss.409A. Generally, a Non-Employee Director incurs a Separation from Service upon termination of service as a Non-Employee Director of the Company. For purposes of determining whether a Separation from Service has occurred, the Company means the Company and any company that is in the same controlled group with the Company as defined for purposes of Code ss.414(b) and (c), except that for purposes of determining whether another organization is in the same controlled group, common ownership of at least 50% shall be determinative.

      (m) "Unforeseeable Emergency" means a severe financial hardship to the Non-Employee Director resulting from an illness or accident of the Non-Employee Director, the Non-Employee Director's spouse, the Non-Employee Director's dependent (as defined in Code ss.152(a)), or a Beneficiary; loss of the Non-Employee Director's property due to casualty (including the need to rebuild a home



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            following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director.

      (n) "Committee" means the Compensation Committee of the Board of Directors of the Company.


      III. SECTION 2.2, GRANT OF STOCK CREDITS, is hereby amended in its entirety to read as follows:

      Each person who serves as a Non-Employee Director shall have his or her Stock Account credited with Stock Credits as herein described. Each Non-Employee Director may elect prior to the beginning of a calendar year to participate in the Program and to defer some or all of the Compensation such Non-Employee Director will earn during such calendar year, in accordance with the terms of this Program. Such deferral elections are irrevocable as of December 31st of the year preceding the year in which the Compensation is earned.

      With respect to the first year that a Non-Employee Director becomes eligible to participate in the Plan, such Non-Employee Director may elect within 30 days of becoming eligible to participate in this Program, to become a Participant in the Program and defer some or all of the Compensation such Non-Employee Director will earn during the remainder of such calendar year, in accordance with the terms of this Program. Such deferral elections are irrevocable at the end of the 30 day period and shall apply only to Compensation earned after the end of the 30 day period. The determination of whether a Non-Employee Director may elect to defer Compensation under this paragraph shall be determined in accordance with Code ss.409A and related Treasury Regulations, including Treasury Regulations ss.1.409A-2(a)(7).

      Stock Credits with respect to Compensation shall be established on each Deferral Date in an amount equal to the (A) Compensation that would have been paid to a Participant on such Deferral Date but for the Participant's election to defer all or a portion of such Compensation pursuant to the Program, divided by (B) the Fair Market Value of the Common Stock on the Deferral Date.

      IV. SECTION 3.1, TIME AND METHOD OF PAYMENT, is hereby amended in its entirety to read as follows:

      Distribution of the Stock Account of a Participant shall be made to such Participant on the 15th day (or the first Business Day thereafter) of the first calendar month following such Participant's Separation from Service as a director of the Company. Notwithstanding the foregoing, if as of the Separation from Service date, the Participant is a "specified employee" as defined for purposes of Code ss.409A as a result of prior or current employmenT with the Company, distribution shall be made as of the first Business Day of the first month following the date that is six months after the Participant's Separation from Service date. In no event may a Participant designate the timing or year of any payment made pursuant to this Section 3.1.

      Distribution of a Participant's Stock Account shall be made, subject to
Section 3.4, in a single installment in that number of shares of Common Stock as is equal to the number of Stock Credits in the Participant's Stock Account on the date of distribution, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.


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      V.    SECTION 3.2, SEVERE FINANCIAL HARDSHIP, is hereby amended in its entirety to read as follows:

      Notwithstanding any other Section of this Article 3, at the written request of a Participant or a Participant's legal representative, the Committee, upon a finding that, because of an Unforeseeable Emergency, continued deferral will result in a severe financial hardship to the Participant, shall cancel the deferral election of the Participant for the remainder of the then current year, and may authorize the payment of all or a part of a Participant's Stock Account, subject to Section 3.4, in shares of Common Stock, in a single installment prior to the distribution date for such Stock Account under Section 3.1 or Section 3.3.

      Whether a Participant is faced with an Unforeseeable Emergency permitting the cancellation of further deferrals and a distribution under this Section 3.2 shall be determined by the Committee (other than the Participant requesting the distribution) based on the relevant facts and circumstances, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under this Plan. If a distribution is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. Distributions under this Section 3.2 shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee. In no event shall the Participant have a right to designate the taxable year of the payment.


      VI. SECTION 3.3, DISTRIBUTIONS UPON DEATH, is hereby amended in its entirety to read as follows:

      Notwithstanding any other provision of this Program, upon the death of a Participant, the Committee shall authorize the Company to distribute, subject to
Section 3.4 hereof, all of such Participant's Stock Account to such person or persons as the Participant may have designated. All such designations shall be made in writing in a form acceptable to the Committee and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall not be living or otherwise have ceased to exist as of the payment date, the distribution shall be made to the executor or administrator of the Participant's estate. Except as otherwise provided in this
Section 3.3, the distribution shall be made in accordance with Section 3.1, above.


      VII. SECTION 5.4, AMENDMENT, MODIFICATION AND TERMINATION OF THE PROGRAM, is hereby amended in its entirety to read as follows:

      The Board at any time may amend or modify the Program in any respect; provided, however, that (A) no such amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his or her rights with respect to Stock Credits credited prior to such amendment or modification, without his or her consent; and (b) no such amendment or modification shall permit the acceleration or delay of a distribution hereunder except as permitted under Code ss.409A. Notwithstanding the foregoing, the Board of Directors may terminate the Program and pay Participants (or their beneficiaries) their



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accrued benefits in a single lump sum at any time, to the extent and in accordance with Treasury Regulation ss.1.409A-3(j)(4)(ix).


      VIII. EFFECT AND EFFECTIVE DATE. The foregoing amendments, made on March 2, 2008, shall supersede the provisions of the Program to the extent that those provisions are inconsistent with the provisions of these amendments. The provisions of the Program, as amended by this amendment, are intended to comply in all respects with, and shall be interpreted in such a manner as to comply with, Code ss.409A and regulations thereunder.


      IN WITNESS WHEREOF, the undersigned officer, acting on behalf of the Company, has set his/her hand as of this ___________ day of __________________, 2008.


                                          ATMI, Inc.



                                          By:___________________________________
                                                Its























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                                   ATMI, INC.

                             NON-EMPLOYEE DIRECTORS
                          DEFERRED COMPENSATION PROGRAM
                          OF ATMI, INC. 1998 STOCK PLAN




      The undersigned, a Participant in the Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 1998 Stock Plan, hereby acknowledges receipt of the First Amendment to the Program and agrees to bound by the terms thereof.




Date: _____________________________       Signed:_______________________________
                                          Print Name:






















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